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Ex 99(a)(3)

        NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
OF
WESTMINSTER CAPITAL, INC.

PURSUANT TO THE OFFER TO PURCHASE
Dated April 18, 2002
BY
WESTMINSTER CAPITAL, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MAY 17, 2002 UNLESS THE OFFER IS EXTENDED.

        As set forth in the section entitled "THE TENDER OFFER—Acceptance for Payment and Payment for Shares" of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below), if (i) certificates evidencing Shares of common stock, par value $1 per share (the "Shares"), of Westminster Capital, Inc., a Delaware corporation, are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date (as defined in the section entitled "THE TENDER OFFER—Terms of the Offer" of the Offer to Purchase), or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

THE DEPOSITARY FOR THE OFFER IS:

U.S. STOCK TRANSFER CORPORATION

BY MAIL:	BY FACSIMILE TRANSMISSION:	BY HAND:
1745 Gardena Avenue Suite 200 Glendale, California 91204	(818) 502-0674	1745 Gardena Avenue Suite 200 Glendale, California 91204
CONFIRM FACSIMILE BY TELEPHONE: (818) 502-1404
BY OVERNIGHT COURIER:
1745 Gardena Avenue Suite 200 Glendale, California 91204

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

        THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Westminster Capital, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 18, 2002 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of the Company, pursuant to the guaranteed delivery procedures set forth in the section entitled "THE TENDER OFFER—Procedures for Tendering Shares" of the Offer to Purchase.

SIGN HERE

Number of Shares	Signature(s)

Certificate Nos. (if available)	Name(s) (Please Print or Type)

Check box if Shares will be tendered by book-entry transfer. ☐	Address:

Tendering Institution

Account No.	Zip Code

Dated: , 2002	Area Code and Telephone No.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company identified above (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three American Stock Exchange trading days after the date hereof.

Name of Firm	Authorized Signature

Address	Name:	(Please Print or Type)

Zip Code	Title:	(Please Print or Type)
Area Code and Telephone No.:	Dated: , 2002
NOTE:	DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Ex 99(a)(3)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)